Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-162998) of Hydrogenics Corporation of our report dated March 28, 2011 relating to the financial statements which appear in this Form 20-F.

/s/ PriceWaterhouseCoopers LLP

Chartered Accountants, Licenced Public Accountants
Toronto, Ontario

March 28, 2011